Ex.99.j


            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of The Rockland Funds Trust:

We consent to the use of our report, which is incorporated herein by reference, and to the references to our Firm under the headings "Financial Highlights of the Fund" and "Registered Independent Public Accounting Firm" in the Prospectus and "Registered Independent Public Accounting Firm" in the Statement of Additional Information.

/s/  KPMG  LLP

Chicago, Illinois
January 29, 2008